CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
QPC Lasers, Inc.
(formerly Planning Force, Inc.)

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated May 12, 2006, relating to the consolidated financial statements of QPC Lasers, Inc. (formerly Planning Force, Inc.) as of December 31, 2005 and for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption “Interest of Named Experts and Counsel”.

Weinberg & Company, P.A.

Los Angeles, California
September 18, 2006